Exhibit 99.1


[COSI SIMPLY GOOD TASTE LOGO]


CONTACT:    William Koziel
            (847) 597-8800



                 Cosi, Inc. Reports 2009 Second Quarter Results

DEERFIELD, IL - August 10, 2009 - Cosi, Inc. (NASDAQ: COSI), the premium convenience restaurant company, today reported a net loss for the second quarter ended June 29, 2009 of $(969,000), or $(0.02) per basic and diluted common share, compared with a net loss of $(1,729,000), or $(0.04) per basic and diluted common share, for the 2008 second quarter.

Cosi's total revenues for the 2009 second quarter decreased 13.9% to $31,636,000 from $36,723,000 in the 2008 second quarter. Company-owned net restaurant sales, excluding discontinued operations, declined 14.3% in the quarter to $31,015,000, compared to $36,207,000 in the previous year's quarter. Franchise fees and royalty revenues for the quarter contributed $621,000 compared to $516,200 in the 2008 second quarter.

System-wide comparable restaurant sales for the second quarter as measured for restaurants in operation for more than 15 months recorded an aggregate decline of 12.2% as compared to the second quarter of 2008. The breakdown in comparable sales between Company-owned and franchise-operated restaurants is as follows:

                              For the 13 weeks ended
                                  June 29, 2009
                                  -------------
      Company-owned                   (12.7%)
      Franchise-operated               (9.8%)
      Total System                    (12.2%)


James Hyatt, Cosi's President and Chief Executive Officer, said, "The impact of the recession on consumer and business spending has created a difficult environment for Cosi, especially in our catering business given our high density of locations in major metropolitan business areas. We remain intensely focused on working collaboratively with our franchise partners to drive sales and improve operating margins, while remaining diligent about controlling administrative costs."

2009 Second Quarter Financial Performance Review

Contributing to Cosi's aforementioned 14.3% decrease in second quarter Company-owned net sales as compared to the second quarter last year was the decline in Company-owned comparable sales as well as the impact of closing five locations since the end of the 2008 second quarter. The Company-owned comparable sales decline of 12.7%, which was comprised of a 9.8% decrease in traffic and a 2.9% decrease in average check, was impacted by a 27.5% decrease in overall catering sales during the second quarter as compared to the 2008 second quarter.

For the second quarter, Cosi reported a 390 basis point increase in costs and expenses related to Company-owned restaurant operations as a percentage of restaurant net sales compared with the second quarter of 2008. The increase resulted from a 260 and 180 basis point increase, as a percentage of net sales, in labor and related benefits and occupancy and other restaurant operating expenses, respectively, due primarily to the impact of the comparable restaurant net sales decrease on the fixed portion of these costs during the period. The increase was partially offset by a 50 basis point improvement in the cost of food and beverage in the second quarter of 2009 as compared to the second quarter of 2008 as the Company saw commodity costs for wheat and dairy products decline year-over-year.

During the same period, the Company improved by 470 basis points its general and administrative expenses as a percentage of total revenues, to $3,731,000 or 11.8% from $6,069,000 or 16.5% in the 2008 second quarter.

Cosi reported that as of June 29, 2009 it had cash and cash equivalents of $5,184,000 and virtually no debt other than lease obligations.

Business Update

Cosi stated that despite the recession, it remains focused on improving the guest experience while continuing to provide fresh and innovative product offerings. James Hyatt said, "We are pleased with the continued improvement in our guest satisfaction ratings during the second quarter which validates our ongoing commitment to excellence in customer service."

In keeping with its heritage of developing unique product offerings, Cosi stated that it recently launched a steak gorgonzola sandwich and a steak salad as well as a limited time lobster salad sandwich and melt offering. Early indications are that these value-driven offerings are being well received by guests.

Cosi also announced that it was rated as the number one fast-casual family restaurant by Parents Magazine reinforcing its goal of providing a great dining experience for the entire family. Cosi also reported that it has retained a new advertising agency to broaden and enhance its initiatives to increase traffic and sales while continuing to expand awareness of the brand.

Development Performance

Cosi finished the 2009 second quarter with a total of 144 locations consisting of 98 Company-owned locations and 46 franchised locations. During the 2009 second quarter, one franchise location was opened in the District of Columbia and four franchise locations were closed during the quarter including one in Minnesota that was re-opened as a Company-owned location.

Investor Teleconference

As previously announced, Cosi has temporarily suspended its quarterly investor conference call. Management has continued to focus all of its efforts on creating shareholder value by driving revenue growth, improvements in operating margin and continued reductions in general and administrative expenses while also supporting the continued long-term growth of the franchise system.

About Cosi, Inc.
Cosi ( http://www.getcosi.com ) is a national premium convenience restaurant chain that has developed featured foods built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open flame stone hearth ovens prominently located in each of the restaurants. Cosi's warm and urbane atmosphere is geared towards its sophisticated, upscale, urban and suburban guests. There are currently 98 Company-owned and 46 franchise restaurants operating in eighteen states, the District of Columbia and the United Arab Emirates. The Cosi vision is to become America's favorite premium convenience restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

The Cosi menu features Cosi sandwiches, freshly tossed salads, melts, soups, Cosi bagels, flatbread pizzas, S'mores, snacks and other desserts, and a wide range of coffee and coffee-based drinks and other specialty beverages. Cosi restaurants are designed to be welcoming and comfortable with an eclectic environment. Cosi's sights, sounds, and spaces create a tasteful, relaxed ambience that provides a fresh and new dining experience.

"Cosi," "Cosi ( w/hearth design)," "Simply Good Taste" and related marks are registered trademarks of Cosi, Inc.
Copyright (C) 2009 Cosi, Inc. All rights reserved.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward- looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products and supply and delivery shortages or interruptions; labor shortages or increased labor costs; changes in consumer preferences and demographic trends; expansion into new markets including foreign markets; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; cost effective and timely planning, design and build-out of restaurants; our ability to attract and retain qualified franchisees; the availability and cost of additional financing, both to fund our existing operations and to open new restaurants; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; the reliability of our customer and market studies; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required governmental approvals and permits; our ability to create customer awareness of our restaurants in new markets; market saturation due to new restaurant openings; inadequate protection of our intellectual property; adverse weather conditions which impact customer traffic at our restaurants and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

         Additional information is available on the company's website at http://www.getcosi.com in the investor relations section.

                                   Cosi, Inc.
                           Consolidated Balance Sheets
                    As of June 29, 2009 and December 29, 2008
             (dollars in thousands, except share and per share data)

                                                                         June 29, 2009       December 29, 2008
                                                                       ----------------      -----------------
                                                                          (Unaudited)             (Note 1)
Assets
Current assets:
     Cash and cash equivalents                                         $          5,184      $          5,589
     Accounts receivable, net                                                       662                   916
     Inventories                                                                    948                   998
     Prepaid expenses and other current assets                                    1,316                 3,650
                                                                       ----------------      ----------------
               Total current assets                                               8,110                11,153

Furniture and fixtures, equipment and leasehold improvements, net                26,123                29,779
Intangibles, security deposits and other assets, net                              1,759                 1,849
                                                                       ----------------      ----------------
               Total assets                                            $         35,992      $         42,781
                                                                       ================      ================

Liabilities and Stockholders' Equity
Current liabilities:
     Accounts payable                                                  $          2,733      $          3,378
     Accrued expenses                                                             8,093                 9,835
     Deferred franchise revenue                                                      44                   149
     Current liabilities of discontinued operations                                   -                     4
     Current portion of other long-term liabilities                                 414                   668
                                                                       ----------------      ----------------
               Total current liabilities                                         11,284                14,034

     Deferred franchise revenue                                                   2,580                 2,545
     Other long-term liabilities, net of current portion                          6,813                 7,176
                                                                       ----------------      ----------------
               Total liabilities                                                 20,677                23,755
                                                                       ----------------      ----------------

Commitments and contingencies

Stockholders' equity:
     Common stock - $.01 par value; 100,000,000 shares authorized,
     40,866,474 and 40,663,164 shares issued, respectively                          409                   407
     Additional paid-in capital                                                 277,175               276,593
     Treasury stock, 239,543 shares at cost                                      (1,198)               (1,198)
     Accumulated deficit                                                       (261,071)             (256,776)
                                                                       ----------------      ----------------
               Total stockholders' equity                                        15,315                19,026
                                                                       ----------------      ----------------
               Total liabilities and stockholders' equity              $         35,992      $         42,781
                                                                       ================      ================

The accompanying notes are an integral part of these consolidated financial statements.

                                   Cosi, Inc.
                      Consolidated Statements of Operations
    For the Three and Six Month Periods Ended June 29, 2009 and June 30, 2008
             (dollars in thousands, except share and per share data)

                                                              Three Months Ended                       Six Months Ended
                                                         June 29,            June 30,            June 29,            June 30,
                                                           2009                2008                2009                2008
                                                     ---------------     ---------------     ---------------     ---------------
                                                       (Unaudited)         (Unaudited)         (Unaudited)         (Unaudited)
Revenues:
Restaurant net sales                                 $        31,015     $        36,207     $        59,139     $        68,666
Franchise fees and royalties                                     621                 516               1,163               1,248
                                                     ---------------     ---------------     ---------------     ---------------
       Total revenues                                         31,636              36,723              60,302              69,914
                                                     ---------------     ---------------     ---------------     ---------------

Costs and expenses:
Cost of food and beverage                                      6,915               8,261              13,152              15,797
Restaurant labor and related benefits                         10,896              11,778              21,505              23,016
Occupancy and other restaurant operating expenses              9,044               9,930              18,011              19,685
                                                     ---------------     ---------------     ---------------     ---------------
                                                              26,855              29,969              52,668              58,498
General and administrative expenses                            3,731               6,069               7,704              11,106
Depreciation and amortization                                  1,779               2,056               3,743               4,167
Restaurant pre-opening expenses                                    -                  73                   -                 100
Provision for losses on asset impairments
    and disposals                                                238                 267                 238                 267
Closed store costs                                                 2                  13                  45                  47
Lease termination expense                                          5                   -                 207                 243
                                                     ---------------     ---------------     ---------------     ---------------
       Total costs and expenses                               32,610              38,447              64,605              74,428
                                                     ---------------     ---------------     ---------------     ---------------

       Operating loss                                           (974)             (1,724)             (4,303)             (4,514)

Interest income                                                    1                  27                   2                  72
Interest expense                                                  (1)                 (2)                 (3)                 (3)
Other income                                                       5                   -                   9                   -
                                                     ---------------     ---------------     ---------------     ---------------
       Loss from continuing operations                          (969)             (1,699)             (4,295)             (4,445)
Discontinued operations:
       Loss from discontinued operations                           -                 (30)                  -                (312)
                                                     ---------------     ---------------     ---------------     ---------------

       Net loss                                      $          (969)    $        (1,729)    $        (4,295)    $        (4,757)
                                                     ===============     ===============     ===============     ===============

Per Share Data:
    Loss per share, basic and diluted
       Continuing operations                         $         (0.02)    $         (0.04)    $         (0.11)    $         (0.11)
       Discontinued operations                       $             -     $             -     $             -     $         (0.01)
                                                     ---------------     ---------------     ---------------     ---------------
       Net loss                                      $         (0.02)    $         (0.04)    $         (0.11)    $         (0.12)
                                                     ===============     ===============     ===============     ===============

    Weighted average shares outstanding:                  40,381,372          40,030,460          40,321,325          39,980,356
                                                     ===============     ===============     ===============     ===============

The accompanying notes are an integral part of these consolidated financial statements.

Cosi, Inc.
Results of Operatins as a Percent of Sales

                                                                 Three Months Ended              Six Months Ended
                                                             -------------------------       -------------------------
                                                              June 29,       June 30,         June 29,       June 30,
                                                                2009           2008             2009           2008
                                                             ----------     ----------       ----------     ----------
Revenues:
Restaurant net sales                                              98.0 %         98.6 %           98.1 %         98.2 %
Franchise fees and royalties                                       2.0            1.4              1.9            1.8
                                                             ----------     ----------       ----------     ----------
       Total revenue                                             100.0          100.0            100.0          100.0
                                                             ----------     ----------       ----------     ----------
Cost and expenses:
Cost of food and beverage (1)                                     22.3           22.8             22.2           23.0
Restaurant labor and related benefits (1)                         35.1           32.5             36.4           33.5
Occupancy and other restaurant operating expenses (1)             29.2           27.4             30.5           28.7
                                                             ----------     ----------       ----------     ----------
                                                                  86.6           82.7             89.1           85.2
General and administrative expenses                               11.8           16.5             12.8           15.9
Depreciation and amortization                                      5.6            5.6              6.2            6.0
Restaurant pre-opening expenses                                      -            0.2                -            0.1
Provision for losses on asset impairments
     and disposals                                                 0.8            0.7              0.4            0.4
Closed store costs                                                   -              -              0.1            0.1
Lease termination expense                                            -              -              0.3            0.3
                                                             ----------     ----------       ----------     ----------
       Total costs and expenses                                  103.1          104.7            107.1          106.5
                                                             ----------     ----------       ----------     ----------
Operating loss                                                    (3.1)          (4.7)            (7.1)          (6.5)
Interest income                                                      -            0.1                -            0.1
Interest expense                                                     -              -                -              -
Other income                                                         -              -                -              -
                                                             ----------     ----------       ----------     ----------
       Loss from continuing operations                            (3.1)          (4.6)            (7.1)          (6.4)
Discontinued operations:
       Loss from discontinued operations                             -           (0.1)               -           (0.4)
                                                             ----------     ----------       ----------     ----------
     Net loss                                                     (3.1)%         (4.7)%           (7.1)%         (6.8)%
                                                             ==========     ==========       ==========     ==========

(1) These are expressed as a percentage of restaurant net sales versus all other items expressed as a percentage of total revenues.

Cosi, Inc.
System-wide Restaurants

                                                                       For the Three Months Ended
                                                       June 29, 2009                                 June 30, 2008
                                        -------------------------------------------    -------------------------------------------
                                        Company-Owned    Franchise        Total        Company-Owned    Franchise        Total
                                        -------------  -------------  -------------    -------------  -------------  -------------
Restaurants at beginning of period               97             49            146              102             42            144
New restaurants opened                            1              1              2                1              2              3
Restaurants permanently closed                    -              4              4                1              1              2
                                        -------------  -------------  -------------    -------------  -------------  -------------
Restaurants at end of period                     98             46            144              102             43            145
                                        =============  =============  =============    =============  =============  =============

                                                                        For the Six Months Ended
                                                       June 29, 2009                                 June 30, 2008
                                        -------------------------------------------    -------------------------------------------
                                        Company-Owned    Franchise        Total        Company-Owned    Franchise        Total
                                        -------------  -------------  -------------    -------------  -------------  -------------
Restaurants at beginning of period              101             50            151              107 (a)         34            141
New restaurants opened                            1              3              4                1             10             11
Restaurants permanently closed                    4              7             11                6              1              7
                                        -------------  -------------  -------------    -------------  -------------  -------------
Restaurants at end of period                     98             46            144              102             43            145
                                        =============  =============  =============    =============  =============  =============

(a)   Includes three locations that are classified as discontinued operations